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                                                                   EXHIBIT 10.15


                  FORM OF CHANGE IN CONTROL EXECUTIVE RETENTION
                         AGREEMENT FOR SENIOR EXECUTIVES



Date

NameTitle
Address
c/o American Management Systems, Incorporated
4050 Legato Road
Fairfax, Virginia 22033

         Re:  Change in Control Retention Agreement

Dear Name:

         The Compensation Committee of the Board of Directors of American Management Systems, Incorporated (the "Corporation") has concluded that it is in the best interest of the Corporation to ensure that, during any period of uncertainty preceding and after a change in control of the Corporation, key personnel of the Corporation not be distracted or encouraged to seek other employment because of concerns over employment security following the change in control. The Compensation Committee has concluded that the best way to achieve this goal is to provide for the payment of severance benefits to key personnel whose employment terminates under certain circumstances following an actual change in control of the Corporation.

         The Corporation has identified you as among the key personnel of the Corporation whose services it is in the best interest of the Corporation to retain during the period surrounding a change in control. Therefore, the Corporation is pleased to offer severance benefits to you on the terms set forth below:



                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                 CHANGE IN CONTROL EXECUTIVE RETENTION AGREEMENT

                            ARTICLE I: DEFINITIONS

         The following capitalized words and phrases as used in this Agreement shall have the following meanings, unless a different meaning is clearly required by the context:

         1.1 AGREEMENT. The American Management Systems, Incorporated Change in Control Executive Retention Agreement, as set forth in this document and as amended from time to time.

         1.2      BOARD. The Board of Directors of the Corporation.


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NameTitle
Address
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         1.3      CHANGE IN CONTROL. The first of the following events to occur:

                  (a) Any person or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")), other than the Corporation or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities representing 50 percent or more of the combined voting power of the Corporation's then-outstanding securities entitled generally to vote for the election of directors;

                  (b) The Corporation's stockholders approve an agreement to merge or consolidate with another corporation (other than a majority-controlled subsidiary of the Corporation) unless the Corporation's stockholders immediately before the merger or consolidation are to own more than two-thirds (66-2/3 percent) of the combined voting power of the resulting entity's voting securities entitled generally to vote for the election of directors;

                  (c) The Corporation's stockholders approve an agreement (including, without limitation, an agreement of liquidation) to sell or otherwise dispose of all or substantially all of the business or assets of the Corporation; or

                  (d) During any period of two (2) consecutive years, individuals who, at the beginning of the period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Corporation's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         However, no Change in Control shall be deemed to have occurred by reason of (i) any event involving a transaction in which you or a group of persons or entities with whom or with which you act in concert, acquires, directly or indirectly, 50 percent or more of the combined voting power of the Corporation's then-outstanding voting securities or the business or assets of the Corporation; or (ii) any event involving or arising out of a proceeding under Title 11 of the United States Code or the provisions of any future United States bankruptcy law, an assignment for the benefit of creditors or an insolvency proceeding under state or local.

         1.4 COMPENSATION. The sum of the following: (a) your base salary in effect immediately before the Change of Control, plus (b) two shares of incentive compensation, each such share being calculated by multiplying (i) your target percentage in your incentive compensation plan as in effect immediately before the Change of Control, by (ii) your base salary in effect immediately before the Change of Control.


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NameTitle
Address
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         1.5      CORPORATION. American Management Systems, Incorporated, a
corporation organized under the laws of the State of Delaware.

         1.6 GOOD REASON. Any of the following occurring on or after a Change in Control:

                  (a) a significant reduction in the nature or scope of your authority or the duties that you perform;

                  (b) a reduction in your annual base salary and/or incentive compensation target percentage;

                  (c) a significant reduction in your employee benefits as a whole or the number of your incentive compensation shares, or a significant increase in your incentive compensation goals (other than a change made as part of a program or plan modification that applies generally to you and the other persons then party to agreements identical to this Agreement);

                  (d) a change of more than 25 miles in your principal place of employment (not including business travel); or

                  (e) a determination by the Board that you are unable to exercise your authority or perform your duties as a result of a Change in Control.

         1.7      GROSS MISCONDUCT. Any of the following:

                  (a) theft, dishonesty, or falsification of any employment or Corporation records;

                  (b) improper disclosure of the Corporation's confidential or proprietary information;

                  (c) any action that has a material detrimental effect on the Corporation's financial condition or position, reputation or business;

                  (d) conviction of any criminal act that impairs your ability to perform your duties for the Corporation; or

                  (e) willful and material breach by you of your duties and responsibilities, which breach is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company , but only if the Board adopts a resolution by a vote of at least 75 percent of its members so finding after giving you and your attorney an opportunity to be heard by the Board.


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NameTitle
Address
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         1.8      TERMINATION DATE. The date that you cease to perform services as an employee for the Corporation.

                         ARTICLE II: SEVERANCE BENEFIT

         If (a) your employment with the Corporation is terminated, either (i) by the Corporation for any reason other than for Gross Misconduct or (ii) by you for Good Reason not resulting from Gross Misconduct, (b) your Termination Date occurs during the one (1) year period beginning on the date of the Change of Control, and (c) you execute a release substantially identical to the release attached hereto, the Corporation shall pay to you a benefit equal to two times your Compensation. Such benefit shall be paid in a lump sum in cash as soon as reasonably practicable after the later of your Termination Date and the last day for revoking such release.

                          ARTICLE III: MISCELLANEOUS

         3.1 AMENDMENTS. The Board shall have complete power and authority to amend or modify this Agreement at any time, provided that no such action by the Board shall adversely affect your rights under this Agreement.

         3.2 ASSIGNMENT AND ALIENATION. Neither you nor any other person shall have the right to assign, alienate, transfer, encumber, or otherwise subject to lien the benefit provided under this Agreement.

         3.3 BENEFIT SOLELY FROM GENERAL ASSETS. The benefit provided under this Agreement shall be paid solely from the general assets of the Corporation. Nothing herein shall be construed to require the Corporation to maintain any fund or to segregate any amount for your benefit or the benefit of any other person, and neither you nor any other person shall have any claim against, right to, or security or other interest in any fund, account, or other specific asset of the Corporation from which any payment pursuant to this Agreement may be made.

         3.4 COMPLETE STATEMENT OF AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof.

         3.5 DEATH. If you become entitled to receive a benefit under this Agreement but die before receiving the benefit, the Corporation shall pay the benefit to which you were entitled to your surviving spouse, or to your personal representative if there is no surviving spouse.

         3.6 EXPENSE REIMBURSEMENT. In the event that any dispute arises between you and the Corporation as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, the Corporation shall reimburse you


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NameTitle
Address
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for all costs and expenses (including reasonable attorneys' fees) arising from such dispute, regardless of the outcome thereof. Such reimbursement shall be paid within ten (10) days after you furnish the Corporation written evidence reasonably satisfactory to the Corporation of any costs or expenses incurred by you.

         3.7 GOVERNING LAW. This Agreement shall be construed, administered, and enforced in accordance with the laws of the State of Delaware.

         3.8 HEADINGS. The headings and subheadings of this Agreement have been inserted for convenience of reference only and shall not affect the construction of the provisions thereof.

         3.9      INTERNAL REVENUE CODE SECTION 280G.

                  (a) The benefit provided under this Agreement shall be provided without regard to any limitations imposed by Section 280G or 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) In the event that you become entitled to the benefits provided under this Agreement (the "Agreement Benefits"), if any of the Agreement Benefits will be subject to the tax (the "Excise Tax") imposed by
Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Corporation shall pay to you an additional amount (the "Gross-up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Benefits (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for by this subsection
(vi), but before deduction for any federal, state or local income tax on the Agreement Benefits, shall be equal to the "Total Benefits," as defined below.

                  (c) For purposes of determining whether any of the Agreement Benefits will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by you in connection with a change in control of the Corporation or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a change of control of the Corporation or any person affiliated with the Corporation or such person) (which, together with the Agreement Benefits, shall constitute the "Total Benefits") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Corporation's independent auditors such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise


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NameTitle
Address
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Tax, (ii) the amount of the Total Benefits which shall be treated as subject to the Excise Tax shall be equal to the lessor of (A) the total amount of the Total Benefits or (B) the amount of excess parachute payments within the meaning of
Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280(G)(d)(3) and (4) of the Code.

                  (d) For purposes of determining the amount of the Gross-up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and the applicable state and local income taxes a the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, you shall repay to the Corporation at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Corporation shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

         3.10 LIMITATION OF RIGHTS. Neither the establishment of this Agreement nor any amendment thereof shall be construed as giving you or any other person any legal or equitable right against the Corporation (including the creation of any employment contract), except as provided by the express terms of this Agreement, and in no event shall your terms of employment or service (including your eligibility for any plan, program, policy or practice provided by the Corporation) be modified or in any way affected by the establishment of this Agreement or any amendment hereof. This Agreement is not in substitution for any other rights and claims you may have against the Corporation with respect to accrued amounts due you on your Termination Date, such as base salary for periods worked and not yet paid, expense reimbursements which may be due you, and other claims for accrued sums to the Termination Date.

         3.11 NO MITIGATION OR SETOFF. In no event shall you be required to seek other employment or take any other action to mitigate the amount of the benefit provided under this Agreement, and such amount shall not be reduced whether or not you obtain other


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employment. The Corporation's obligation to pay the benefit provided under this
Agreement shall not be subject to or affected by any setoffs, counterclaims or defenses that the Corporation might have against you or others.

         3.12 NOTICE OF TERMINATION. Any termination by the Corporation for Gross Misconduct, or by you for Good Reason, shall be communicated to the other party hereto given in accordance with Section 3.16 of this Agreement. The notice shall (i) indicate the specific termination provision in this Agreement being relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated, and (iii) specify the date of termination.

         3.13 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, when received and signed for, or (iii) sent by facsimile with receipt confirmed:

                  (a)      If to you, to:

                  (b)      If to the Corporation, to:

                           American Management Systems, Incorporated
                           4050 Legato Road
                           Fairfax, Virginia  22033

                           fax:  (703) 267-5111

                           Attention:  Chief Financial Officer

                           With a copy (which shall not constitute notice) to:
                           Shaw Pittman 2300 N Street, N.W.
                           Washington, D.C.  20037

                           fax:  (202) 663-8007

                           Attention:  Barbara M. Rossotti, Esq.

or to such other address as may have been furnished to you by the Corporation or to the Corporation by you, as the case may be.

         3.14 SEVERABILITY. In the event that any provision of this Agreement is held unlawful, such provision shall be of no force and effect, and this Agreement shall be treated as if such provision had not been contained herein.

         3.15 SUCCESSORS. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Corporation, by a merger or consolidation in which the



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Corporation is not the surviving corporation, by a transfer of all or substantially all of the Corporation's assets, or by any other event that constitutes a Change in Control. In the event of such merger, consolidation, transfer or other event, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the stock or assets of the Corporation are transferred or the Corporation's other legal successors, and the Corporation shall require such successor to agree expressly to be bound by the provisions of this Agreement.

         3.16 WITHHOLDING. The Corporation may make any appropriate arrangements to deduct from all benefits provided under this Agreement any taxes reasonably determined to be required to be withheld by any government or government agency. You (or your representative or beneficiary, if applicable) shall bear all taxes on benefits provided under this Agreement to the extent that no taxes are withheld, irrespective of whether withholding is required.



                                     * * * *



         Thank you for your ongoing service to American Management Systems, Incorporated. Please sign and date this letter on the spaces provided below to acknowledge your acceptance of this Agreement.



                                    Sincerely,



                                    AMERICAN MANAGEMENT SYSTEMS,
                                    INCORPORATED



                                    By:
                                         -------------------------------------

                                    Name:
                                           -----------------------------------



         I hereby agree to and accept the terms and conditions of this Change in Control Executive Retention Agreement.




                                    --------------------------------------------

                                    Name:           NameTitle
                                           -------------------------------------

                                    Date:
                                           -------------------------------------